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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of TriPath Imaging, Inc. ("TriPath") for the registration of 1,400,000 shares of its common stock and to the incorporation by reference therein of (i) our report dated February 5, 1999, with respect to the financial statements of TriPath as of December 31, 1998 and 1997, for the years ended December 31, 1998 and 1997, and for the period from November 22, 1996 through December 31, 1996 included in TriPath's Annual Report on Form 10-K for the year ended December 31, 1998, (ii) our report dated June 13, 1997, with respect to the financial statements of the Cytology and Pathology Automated Business of Roche Imaging Analysis Systems, Inc., as of December 31, 1995 and November 21, 1996, and for the years ended December 31, 1995 and 1994, and for the period from January 1, 1996 through November 21, 1996 included in TriPath's Annual Report on Form 10-K for the year ended December 31, 1998, and (iii) our report dated November 17, 1999 with respect to the supplemental consolidated financial statements of TriPath Imaging, Inc. included in its Current Report on Form 8-K dated November 18, 1999, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

Raleigh, North Carolina
November 18, 1999